Exhibit 99.1

Michael Ong, Executive Vice President and Chief Credit Officer, Resigns from Heritage Bank of Commerce

San Jose, CA – November 30, 2010 – Heritage Commerce Corp (Nasdaq: HTBK), today reported that Michael Ong, an Executive Vice President and the Chief Credit Officer of Heritage Bank of Commerce, the bank subsidiary of Heritage Commerce Corp, has announced that he will be resigning from Heritage Bank of Commerce effective December 31, 2010.  Mr. Ong will be leaving Heritage Bank of Commerce to begin his own consulting practice in 2011.

“We wish Mike well in his new endeavor.  His contribution to Heritage Bank of Commerce during the difficult economy of the past couple of years was very important to us.  He will be missed by all of us, and I’m sure he will be very successful in his new business endeavor,” stated Walter Kaczmarek, President and Chief Executive Officer.

Heritage Bank of Commerce will immediately begin its search for a successor for the position of Chief Credit Officer.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with full-service branches in Los Gatos, Fremont, Danville, Pleasanton, Walnut Creek, Morgan Hill, Gilroy, Mountain View, and Los Altos.  Heritage Bank of Commerce is an SBA Preferred Lender with additional Loan Production Offices in Sacramento, Oakland and Santa Rosa, California.  For more information, please visit www.heritagecommercecorp.com.

Forward Looking Statement Disclaimer

Forward-looking statements are based on management’s knowledge and belief as of today and include information concerning the Company’s possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the Company’s ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements.  The forward-looking statements could be affected by many factors, including but not limited to: (1) our ability to attract new deposits and loans; (2) local, regional, and national economic conditions and events and the impact they may have on us and our customers; (3) risks associated with concentrations in real estate related loans; (4) increasing levels of classified assets, including nonperforming assets, which could adversely affect our earnings and liquidity; (5) market interest rate volatility; (6) stability of funding sources and continued availability of borrowings; (7) changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth and constrain our activities, including the terms of our written agreement entered into with the Federal Reserve Bank of San Francisco and the California Department of Financial Institutions; (8) changes in accounting standards and interpretations; (9) our ability to raise capital or incur debt on reasonable terms; (10) regulatory limits on the Heritage Bank of Commerce’s ability to pay dividends to the Company; (11) effectiveness of the Emergency Economic Stabilization Act of 2008, the American Recovery and Reinvestment Act of 2009 and other legislative and regulatory efforts to help stabilize the U.S. financial markets; (12) future legislative or administrative changes to the U.S. Treasury Capital Purchase Program enacted under the Emergency Economic Stabilization Act of 2008; (13) the impact of the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009 and related rules and regulations on our business operations and competitiveness, including the impact of executive compensation restrictions, which may affect our ability to retain and recruit executives in competition with other firms who do not operate under those restrictions; (14) the impact of the Dodd-Frank Wall Street Consumer Protection Act signed by President Obama on July 21, 2010, and (15) our success in managing the risks involved in the foregoing items.  For a discussion of factors which could cause results to differ, please see the Company’s reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company’s press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

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